UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 1, 2018

SMARTFINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37661	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets
On May 1, 2018 (the “Effective Date”), SmartFinancial, Inc., a Tennessee corporation (“SmartFinancial”), completed its previously announced merger (the “Merger”) with Tennessee Bancshares, Inc., a Tennessee corporation (“Tennessee Bancshares”), pursuant to an Agreement and Plan of Merger dated December 12, 2017 (the “Merger Agreement”), by and among SmartFinancial, Tennessee Bancshares, and Southern Community Bank, a Tennessee-chartered commercial bank and wholly owned subsidiary of Tennessee Bancshares. On the Effective Date, Tennessee Bancshares merged with and into SmartFinancial, with SmartFinancial continuing as the surviving corporation. Immediately following the Merger, Southern Community Bank merged with and into SmartBank, a Tennessee-chartered commercial bank and wholly owned subsidiary of SmartFinancial, with SmartBank continuing as the surviving banking corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Tennessee Bancshares common stock, par value $1.00 per share, was converted into and cancelled in exchange for 0.8065 shares of SmartFinancial common stock, par value $1.00 per share. Additionally, under the terms of the Merger Agreement, Tennessee Bancshares was entitled to pay, immediately prior to the closing of the Merger, a one-time, special cash dividend of up to $0.70 per share in the event certain conditions were satisfied. These conditions were not satisfied, and, accordingly, Tennessee Bancshares did not pay a special dividend. SmartFinancial expects to issue approximately 1,459,186 shares of SmartFinancial common stock as consideration for the Merger. SmartFinancial will not issue fractional shares of its common stock in connection with the Merger, but will instead pay cash in lieu of fractional shares based on the volume weighted average closing price of SmartFinancial common stock on the Nasdaq Capital Market for the 10 consecutive trading days ending on (and including) April 27, 2018 (calculated as $23.92).

Shares of SmartFinancial common stock outstanding prior to the Merger were unaffected by the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on December 13, 2017, and is incorporated herein by reference.

Item 8.01     Other Events

On May 1, 2018, SmartFinancial issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired

Certain financial statements of Tennessee Bancshares will be filed by amendment to this report no later than 71 days following the date that this report is required to be filed.

(b)     Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this report no later than 71 days following the date that this report is required to be filed.

(d)     Exhibits

Exhibit No.    Description

2.1
Agreement and Plan of Merger dated December 12, 2017, by and among SmartFinancial, Inc., Tennessee Bancshares, Inc., and Southern Community Bank (incorporated by reference to Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on December 13, 2018).

99.1	Press Release dated May 1, 2018.*
* Filed herewith
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: May 4, 2018

William Y. Carroll, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.    Description

2.1Agreement and Plan of Merger dated December 12, 2017, by and among SmartFinancial, Inc., Tennessee Bancshares, Inc., and Southern Community Bank (incorporated by reference to Exhibit 2.1 to SmartFinancial’s current report on Form 8-K filed on December 13, 2018).

99.1Press Release dated May 1, 2018.*

* Filed herewith